Exhibit 4.6

TWENTY-THIRD SUPPLEMENTAL INDENTURE

TWENTY-THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of September 15, 2015, among INSTANT TECH SUBSIDIARY ACQUISITION INC. (the “New Guarantor”), which is a Subsidiary of Alere Inc. (the “Issuer”), ALERE INC., a Delaware corporation, each of the existing Guarantors (the “Existing Guarantors”) under the Indenture referred to below, and U.S. BANK NATIONAL ASSOCIATION, as Trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS the Issuer has heretofore executed and delivered an Indenture dated as of May 12, 2009, as amended, supplemented and modified by a Sixteenth Supplemental Indenture dated as of May 24, 2013, an Eighteenth Supplemental Indenture dated as of June 5, 2014, and a Twentieth Supplemental Indenture dated as of October 30, 2014 (as so amended, supplemented and modified, and as further amended, supplemented or modified to date, the “Indenture”), by and among the Issuer, the Existing Guarantors and the Trustee, providing for the issuance of 6.50% Senior Subordinated Notes due 2020 (the “Notes”);

WHEREAS Section 4.13 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally and irrevocably guarantee all of the Issuer’s obligations under the Notes pursuant to a guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Trustee, the Issuer and the Existing Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

SECTION 1. Definitions. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

SECTION 2. Agreement to Guarantee. The New Guarantor hereby unconditionally and irrevocably agrees, jointly and severally with all other Guarantors, to guarantee the Issuer’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article Eleven of the Indenture and to be bound by all other applicable provisions of the Indenture.

SECTION 3. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

SECTION 5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or as to the recitals contained herein.

SECTION 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

NEW GUARANTOR:

INSTANT TECH SUBSIDIARY ACQUISITION INC.

By:	/s/ Douglas John Barry
Name: Douglas John Barry
Title: Assistant Secretary

ISSUER:

ALERE INC.

By:	/s/ James F. Hinrichs

Name:	James F. Hinrichs
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Twenty-Third Supplemental Indenture

EXISTING GUARANTORS:

ALERE CONNECT, LLC

ALERE HOLDCO, INC.

ALERE HOME MONITORING, INC.

ALERE INFORMATICS, INC.

ALERE INTERNATIONAL HOLDING CORP.

ALERE NORTH AMERICA, LLC

ALERE SAN DIEGO, INC.

ALERE SCARBOROUGH, INC.

ALERE TOXICOLOGY, INC.

ALERE TOXICOLOGY SERVICES, INC.

ALERE US HOLDINGS, LLC

AMEDITECH INC.

ATS LABORATORIES, INC.

AVEE LABORATORIES INC.

BIOSITE INCORPORATED

ESCREEN, INC.

GLOBAL ANALYTICAL DEVELOPMENT LLC

INNOVACON, INC.

INSTANT TECHNOLOGIES, INC.

IONIAN TECHNOLOGIES, LLC

LABORATORY SPECIALISTS OF AMERICA, INC.

PEMBROOKE OCCUPATIONAL HEALTH, INC.

QUALITY ASSURED SERVICES, INC.

REDWOOD TOXICOLOGY LABORATORY, INC.

RTL HOLDINGS, INC.

STANDING STONE, LLC

By:	/s/ Douglas John Barry
Name: Douglas John Barry
Title: Assistant Secretary

FIRST CHECK DIAGNOSTICS, LLC INVERNESS MEDICAL, LLC

By:	/s/ Douglas John Barry
Name: Douglas John Barry
Title: Secretary

SELFCARE TECHNOLOGY, INC.

By:	/s/ Douglas John Barry
Name: Douglas John Barry
Title: President

Signature Page to Twenty-Third Supplemental Indenture

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Gagendra Hiralal
	Name:	Gagendra Hiralal
	Title:	Assistant Vice President

Signature Page to Twenty-Third Supplemental Indenture